                                                                       EXHIBIT 6

                               AMP INCORPORATED
                            EMPLOYEE SEVERANCE PLAN


          The Company hereby adopts the AMP Incorporated Employee Severance Plan for the benefit of certain employees of the Company and its subsidiaries, on the terms and conditions hereinafter stated.

SECTION 1.DEFINITIONS.  As hereinafter used:
          -----------

          1.1  "Board" means the Board of Directors of the Company.
                -----

          1.2  "Cause" means (i) the willful and continued failure by the
                -----
Eligible Employee to substantially perform the Eligible Employee's duties with the Employer (other than any such failure resulting from the Eligible Employee's incapacity due to physical or mental illness), or (ii) the willful engaging by the Eligible Employee in conduct which is demonstrably injurious to the Company, or its subsidiaries, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company.

          1.3  "Change of Control."  For the purpose of this Agreement, a change
                -----------------
of control of the Company ("Change of Control") shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

               (iii) there is consummated a merger or consolidation of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company, or such surviving entity or any parent thereof, outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          1.4  "Code" means the Internal Revenue Code of 1986, as it may be
                ----
amended from time to time.

          1.5  "Company" means AMP Incorporated or any successors thereto.
                -------

          1.6  "Compensation" means, with respect to a Severed Employee, such
                ------------
employee's (1) weekly rate of salary immediately prior to the Severance Date, plus (2) 1/52nd of such employee's target bonus for the year in which such employee incurs a Severance or for the year in which a Change of Control occurs, whichever is higher. For purposes of the Plan, Compensation shall be determined without regard to any salary reductions occurring following a Change of Control which constitute Good Reason hereunder.

          1.7  "Eligible Employee" means any employee of the Employer who is a
                -----------------
Tier 1 Employee, Tier 2 Employee, Tier 3 Employee or Tier 4 Employee. An Eligible Employee becomes a "Severed Employee" once he or she incurs a
                             ----------------
Severance.


          1.8  "Employer" means the Company or any of its subsidiaries.
                --------

          1.9  "Effective Date" shall mean the effective date of the Plan, which
                --------------
shall be August 20, 1998.

          1.10 "Exchange Act" shall mean the Securities Exchange Act of 1943, as
                ------------
amended from time to time.

          1.11 "Excluded Employee"  means each employee of the Employer (i) who,
                -----------------
as of the date of a Change of Control, is a party to an Executive Severance Agreement with the Company; (2) who is covered by a collective bargaining agreement; or (3) who has elected to participate in the Company's 1998 Voluntary Early Retirement Program or who, prior to a Change of Control, has received notice of inclusion in any other Company reduction in force programs.

          1.12 "Good Reason" means the occurrence, on or after the date of a
                -----------
Change of Control and without the affected Eligible Employee's written consent, of (i) a reduction in the Eligible Employee's annual base salary from that in effect immediately prior to the Change of Control other than as part of a general reduction applicable to employees of the Company, any Person whose actions result in a Change of Control and all affiliates of such Person; or (ii) the relocation of the Eligible Employee's principal place of employment to a location which increases his or her one way commuting distance by more than 50 miles.

          1.13 "Plan" means the AMP Incorporated Employee Severance Plan, as set
                ----
forth herein, as it may be amended from time to time.

          1.14 "Plan Administrator" means, prior to a Change in Control, a
                ------------------
committee consisting of the Chief Financial Officer, Treasurer and Chief Human Resources Officer of the Company and following a Change of Control, a committee consisting of three persons, at least two of whom were directors or executive officers of the Company immediately prior to the Change of Control.

          1.15 "Pending Change of Control" shall be deemed to have occurred,
                -------------------------
whether before or after the Effective Date, if:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control;

               (ii) the Company or any Person publicly announces an intention to take or to consider actions, including but not limited to proxy contests or consent solicitations, which, if consummated, would constitute a Change of Control;

               (iii) any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

               (iv) the Board adopts a resolution to the effect that, for purposes of this Plan, a Pending Change of Control has occurred.

          1.16 "Person" shall have the meaning given in Section 3(a)(9) of the
                ------
Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          1.17 "Severance" means the termination of an Eligible Employee's
                ---------
employment with the Employer on or within two years following the date of a Change of Control, (i) by the Employer other than for Cause, or (ii) in the case of a Tier 1 Employee or a Tier 2 Employee, for Good Reason. An Eligible Employee will not be considered to have incurred a Severance if his or her employment is discontinued by reason of the Eligible Employee's death or a physical or mental condition causing such Eligible Employee's inability to substantially perform his or her duties with the Employer, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Employer.

          1.18 "Severance Date" means the date on or after the date of the
                --------------
Change of Control on which an Eligible Employee incurs a Severance.

          1.19 "Severance Pay" means the payment determined pursuant to Section
                -------------
2.1, 2.2, 2.3 or 2.4 hereof, as applicable.

          1.20 "Tier 1 Employee" means any employee of the Employer listed on
                ---------------
Schedule A attached hereto.

          1.21 "Tier 2 Employee" means  any employee of the Employer listed on
                ---------------
Schedule B attached hereto.

          1.22 "Tier 3 Employee" means any employee of the Employer who (i) is
                ---------------
not a Tier 1 or Tier 2 Employee and (ii) is, immediately prior to a Change of Control, in the Company's salary band M.

          1.23 "Tier 4 Employee" means an employee of the Employer (other than
                ---------------
an Excluded Employee) who (i) is not a Tier 1 Employee, Tier 2 Employee or

Tier 3 Employee, and (ii) is an exempt employee immediately prior to a Change of Control.

          1.24 "Year of Service" means, with respect to a Severed Employee, each
                ---------------
twelve month period of actual service with the Company, whether or not continuous, prior to such employee's Severance Date, rounded down to the nearest whole number.

SECTION 2.BENEFITS
          --------

          2.1 Each Tier 1 Employee who incurs a Severance shall be entitled, subject to Section 2.10, to receive Severance Pay equal to two week's Compensation per Year of Service, provided, however, that in no event shall a Tier 1 Employee who incurs a Severance receive less than six month's Compensation nor more than one year's Compensation.

          2.2 Each Tier 2 Employee who incurs a Severance shall be entitled, subject to Section 2.10, to receive Severance Pay equal to two week's Compensation per Year of Service, provided, however, that in no event shall a Tier 2 Employee who incurs a Severance receive less than three month's Compensation nor more than one year's Compensation.

          2.3 Each Tier 3 Employee who incurs a Severance shall be entitled, subject to Section 2.10, to receive Severance Pay equal to two week's Compensation per Year of Service, provided, however, that in no event shall a Tier 3 Employee who incurs a Severance receive less than two month's Compensation nor more than nine month's Compensation.

          2.4 Each Tier 4 Employee who incurs a Severance shall be entitled, subject to Section 2.10, to receive Severance Pay equal to one week's Compensation per Year of Service, provided, however, that in no event shall a Tier 4 Employee who incurs a Severance receive less than one month's Compensation nor more than nine month's Compensation.

          2.5 Severance Pay shall be paid to a Severed Employee in a cash lump sum, as soon as practicable (but in no event more than five business days) following the Severance Date.

          2.6 The Company shall provide (i) each Severed Employee with continued health care coverage, and (ii) each Tier 1, Tier 2 and Tier 3 Employee who is a Severed Employee with outplacement services for a period of time equal to the number of weeks of Compensation to which such Severed Employee is entitled pursuant to Sections 2.1 through 2.4 hereof, as applicable. Health care coverage shall be provided on the same basis as such coverage was provided to the Severed Employee immediately prior to the Change of Control.
Outplacement services shall be provided on an individual basis for Tier 1 Employees and Tier 2 Employees and on a group basis for Tier 3 Employees.

          2.7 In the event of a claim by an Eligible Employee as to the amount or timing of any payment or benefit, such Eligible Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within fourteen (14) days after receipt of such written claim, send a written notification to the Eligible Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall state the specific reason or reasons for the denial. In the event an Eligible Employee wishes to appeal the denial of his or her claim, the Eligible Employee may request a review of such denial by making application in writing to the Plan Administrator, within sixty (60) days after receipt of such denial or the expiration of the applicable fourteen day period, as applicable. The Plan Administrator shall send a written notification to the Eligible Employee of the final disposition of his or her appeal within 30 days of the receipt of such written appeal.

          2.8 The Company will pay to each Eligible Employee all reasonable legal fees and expenses incurred by such Eligible Employee in pursuing any claim under the Plan in which such Eligible Employee prevails in all material respects.

          2.9 The Company shall be entitled to withhold from amounts to be paid to the Severed Employee hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

          2.10 Notwithstanding anything in the Plan to the contrary, in the event that any payment or benefit received or to be received by a Severed Employee in connection with a Change of Control or such employee's Severance (whether pursuant to the terms of this Plan, or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change of Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Company, an affiliate or Person making such payment or providing such benefit by reason of section 280G of the Code, then, to the extent necessary to avoid such portion of the Total Payments being nondeductible for such reason, the Severance Pay and, thereafter, the benefits provided under Section 2.6 hereof, shall be reduced.


SECTION 3.PLAN ADMINISTRATION.
          -------------------

          3.1 The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan.

          3.2 The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

          3.3 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Employer.

SECTION 4.PLAN MODIFICATION OR TERMINATION.
          --------------------------------

            The Plan may be amended or terminated by the Board or a duly appointed committee of the Board at any time; provided, however, that during the
                                              --------  -------
pendency of and within six (6) months following the cessation of a Pending Change of Control and within two years following a Change of Control, the Plan may not be terminated nor may any amendment be adopted which is in any manner adverse to the interests of Eligible Employees.

SECTION 5.GENERAL PROVISIONS.
          ------------------

          5.1 Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee. When a payment is due under this Plan to a Severed Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

          5.2 If the Employer is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Employer is obligated by law to provide advance notice of separation ("Notice Period"), then any Severance Pay hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

          5.3 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          5.4 If any provision of this Plan shall be held invalid or unenforceable such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

          5.5 This Plan shall be binding upon the heirs, executors, administrators successors and assigns, including each Eligible Employee, present and future, and any successors to the Employer.

          5.6 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

          5.7 The Plan shall not be funded. No Eligible Employee shall have any right to, or interest in, any assets of any Employer which may be applied by the Employer to the payment of benefits or other rights under this Plan.

          5.8 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United

States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

          5.9 This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law, which shall otherwise control.